UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (605) 361-9566
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Loan Agreement - M&I Marshall & Ilsley Bank, loan in the amount of $14,080,000
Loan Agreement - M&I Marshall & Ilsley Bank, loan in the amount of $10,400,000

Item 1.01 Entry into a Material Definitive Agreement.
On July 25, 2006 Summit Hotel Properties, LLC (the “Company”) entered into two mortgage loans with M&I Marshall & Ilsley Bank. The loans are for the purpose of refinancing the purchase of real estate and financing the future construction of two hotels located in Bloomington, MN. A loan in the amount of $14,080,000 is to finance a 146-room hotel, and a loan in the amount of $10,400,000 is to finance a 113-room hotel. The two loans have cross-default provisions and are secured by one mortgage, covering both hotel properties. The interest rate on both notes is a variable rate, at LIBOR plus 255 basis points. Interest is payable monthly, and no principal payments are scheduled. The maturity date of both notes is March 25, 2009.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 concerning the Company’s direct financial obligations is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
10.1 Loan Agreement between Summit Hotel Properties, LLC and M&I Marshall & Ilsley Bank dated July 25, 2006 for a loan in the amount of $14,080,000.
10.2 Loan Agreement between Summit Hotel Properties, LLC and M&I Marshall & Ilsley Bank dated July 25, 2006 for a loan in the amount of $10,400,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC
By:	/s/ Kerry W. Boekelheide
	Name:	Kerry W. Boekelheide
	Title:	Chief Executive Officer

Dated: July 31, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement between Summit Hotel Properties, LLC and M&I Marshall & Ilsley Bank dated July 25, 2006 for a loan in the amount of $14,080,000
10.2	Loan Agreement between Summit Hotel Properties, LLC and M&I Marshall & Ilsley Bank dated July 25, 2006 for a loan in the amount of $10,400,000